Exhibit 99.1



                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



                  In connection with the Quarterly Report of Pennexx Foods, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Michael D. Queen, Chief Executive Officer, and Joseph R. Beltrami, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




                                                   /s/  Michael D. Queen
                                                   -----------------------------
                                                   Michael D. Queen
                                                   Chief Executive Officer



                                                   /s/  Joseph R. Beltrami
                                                   -----------------------------
                                                   Joseph R. Beltrami,
                                                   Chief Financial Officer
May 19, 2003